EXHIBIT 99

FOR IMMEDIATE RELEASE:
MARCH 11, 1997

CONTACT:          Marie D. Regula
                  Investor Relations
                  (216) 349-1000 ext. 4495


                          NATIONAL AUTO CREDIT REPORTS
                                 RECORD REVENUES
                          FISCAL 1997 YEAR END RESULTS

SOLON, OH - MARCH 11, 1997 - National Auto Credit, Inc. (NYSE:NAK), a leading provider of automotive financing for the used car industry, announced today a 43 percent increase in earnings from continuing operations for the fiscal year ended January 31, 1997.

Income from continuing operations for the fiscal year ended January 31, 1997 was $26.2 million, or $.92 per share, compared to $18.3 million, or $.64 per share, for the same period in fiscal 1996. Income from continuing operations for the fourth quarter was $6.7 million, or $.24 per share, versus $5.9 million, or $.21 per share, reported for the fourth quarter of fiscal 1996.

Revenues from the Company's financing operation reached a record $63.9 million in fiscal 1997, an increase of 46.9% from $43.5 million in 1996. This is attributable to an increase in the servicing portfolio from $350 million to approximately $500 million. New loan originations during the year totalled over $375 million, up from $300 million in the prior year.

Sam J. Frankino, Chairman of the Company, said that he is extremely pleased with the results of the financing business which ended the year with close to $500 million in receivables and 3,100 dealers enrolled in its financing program.

Mr. Frankino continued, "Our strong balance sheet, significant revenue position and historically low leverage position gives us confidence in our ability to meet our growth expectations as a sub-prime auto loan servicer."

There were no after-tax losses for discontinued operations in the fourth quarter. For the full year, the Company reported ($6.9) million after tax for discontinued operations. These losses consist primarily of additional expenses indicated by an actuarial analysis performed in the fourth quarter of the Company's liability for self-insurance claims, legal settlements and fees incurred during the year related to the discontinued businesses, losses on the disposition of the remaining rental fleet, and a timing adjustment to reduce gains recognized in prior periods related to the disposal of retired rental vehicles, offset by income tax benefits.

National Auto Credit, Inc. is a leading provider of cash advances to used car dealers who make funds available to customers with limited access to traditional sources of consumer credit.

                   National Auto Credit, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                                              January 31,
                                                                       ----------------------
                                                                         1997         1996
                                                                       ----------   ---------
                                                                                   (Restated)

ASSETS
Cash and cash equivalents                                              $  1,756     $  1,665
Installment notes receivable, net                                       417,419      297,601
Property and equipment, net of
  accumulated depreciation of
  $6,264 and $4,959, respectively                                         9,224        9,175
Other assets                                                             10,808        9,780
Deferred income taxes                                                    11,641         --
Assets related to discontinued
  operations                                                                933       24,902
                                                                       --------     --------

                                                                       $451,781     $343,123
                                                                       ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Dealer holdbacks, net                                                $101,371     $ 72,803
  Self-insurance claims                                                  13,787       12,712
  Notes payable                                                          13,354       13,354
  Operating debt                                                         66,846        3,546
  Income taxes payable                                                    6,777        6,823
  Deferred income taxes                                                   --           6,032
  Other liabilities                                                      20,098       18,594
                                                                       --------     --------
                                                                        222,233      133,864
                                                                       --------     --------

Commitments and Contingencies                                             --            --

Stockholders' Equity
  Preferred stock - $.05 par value,
    authorized 2,000,000 shares,
    none issued                                                           --            --
  Common stock - $.05 par value,
    authorized 40,000,000 and 30,000,000
    shares, issued 29,845,673 and
    27,183,217 shares, respectively                                       1,492        1,359
  Additional paid-in capital                                            165,605      128,133
  Retained earnings, including cumulative
    foreign currency translation loss
    of $1,070 and $1,349, respectively                                   74,073       97,681
      Prior period adjustment                                             --          (6,292)
  Treasury stock, at cost, 1,298,568
    shares                                                              (11,622)     (11,622)
                                                                       --------     --------
                                                                        229,548      209,259
                                                                       --------     --------
                                                                       $451,781     $343,123
                                                                       ========     ========

                   National Auto Credit, Inc. and Subsidiaries
                        Consolidated Statements of Income
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                 Three Months Ended         Twelve Months Ended
                                                     January 31,               January 31,
                                               ----------------------      ----------------------
                                                  1997         1996          1997         1996
                                               ---------     --------      -------       --------
                                                            (Restated)                  (Restated)

REVENUE
  Interest income                              $ 15,374      $ 11,789      $ 56,747      $ 38,944
  Fee and other income                            2,030         1,756         7,125         4,567
                                               --------      --------      --------      --------
    Total                                        17,404        13,545        63,872        43,511

COSTS AND EXPENSES
  Provision for credit losses                     3,974         1,426        11,005         3,802
  Operating                                       1,350         1,376         5,501         4,913
  General and administrative                        899         1,030         4,436         4,952
  Interest                                        1,097           235         2,713           981
                                               --------      --------      --------      --------
    Total                                         7,320         4,067        23,655        14,648
                                               --------      --------      --------      --------


INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                            10,084         9,478        40,217        28,863


  Provision for income taxes                      3,371         3,563        14,008        10,574
                                               --------      --------      --------      --------

INCOME FROM CONTINUING OPERATIONS                 6,713         5,915        26,209        18,289

DISCONTINUED OPERATIONS:
  Income (loss) as previously reported,
    net of taxes of ($11,698),($1,346),
      ($15,263), and $3,717, respectively             9        (2,372)       (6,908)       (1,321)
  Prior period adjustment, net of taxes of
    ($93) and ($1,137), respectively               --            (173)         --          (2,112)
                                               --------      --------      --------      --------
                                                      9        (2,545)       (6,908)       (3,433)
                                               --------      --------      --------      --------

NET INCOME                                     $  6,722      $  3,370      $ 19,301      $ 14,856
                                               ========      ========      ========      ========

EARNINGS (LOSS) PER SHARE
  Continuing operations                        $    .24      $    .21      $    .92      $    .64
  Discontinued operations:
    As previously reported                         --            (.08)         (.24)         (.05)
    Prior period adjustment                        --            (.01)         --            (.07)
                                               --------      --------      --------      --------
                                                   --            (.09)         (.24)         (.12)
                                               --------      --------      --------      --------

    Total                                      $    .24      $    .12      $    .68      $    .52
                                               ========      ========      ========      ========

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING (000's)                     28,534        28,443        28,501        28,361
                                               ========      ========      ========      ========

                   National Auto Credit, Inc. and Subsidiaries
                             (Thousands of Dollars)
                                   (Unaudited)


                          INSTALLMENT NOTES RECEIVABLE

a) Period End Balances:

                                          January 31,             January 31,
                                             1997                    1996
                                          ----------              ----------
Gross installment notes receivable        $  496,947              $ 354,012
Unearned income                              (72,475)               (53,833)
Allowance for credit losses                   (7,053)                (2,578)
                                          ----------              ---------
Installment notes receivable, net         $  417,419              $ 297,601
                                          ==========              =========



b) Changes in Gross Installment Notes Receivable:

                                    Three Months Ended           Twelve Months Ended
                                       January 31,                   January 31,
                                 -----------------------       ------------------------
                                    1997           1996           1997           1996
                                 ---------      ---------      ---------      ---------
Balance, beginning of period     $ 459,229      $ 320,214      $ 354,012      $ 196,156
Contracts accepted                 103,833         76,661        377,846        306,001
Cash collected                     (45,721)       (34,764)      (169,913)      (121,542)
Charge-offs against:
  Dealer holdback                  (15,868)        (5,852)       (49,595)       (18,209)
  Unearned income/allowance         (4,526)        (2,247)       (15,403)        (8,394)
                                 ---------      ---------      ---------      ---------
Balance, end of period           $ 496,947      $ 354,012      $ 496,947      $ 354,012
                                 =========      =========      =========      =========



c) Changes in Allowance for Credit Losses:

                                   Three Months Ended      Twelve Months Ended
                                       January 31,            January 31,
                                 --------------------      -------------------
                                   1997         1996         1997         1996
                                 -------      -------      --------     --------

Balance, beginning of period     $ 4,311      $ 1,955      $ 2,578      $ 1,107
Provision for credit losses        3,844        1,039        7,929        2,790
Net charge-offs                   (1,102)        (416)      (3,454)      (1,319)
                                 -------      -------      -------      -------
Balance, end of period           $ 7,053      $ 2,578      $ 7,053      $ 2,578
                                 =======      =======      =======      =======


                               PERFORMANCE RATIOS

                                    Three Months Ended       Twelve Months Ended
                                       January 31,               January 31,
                                   -------------------       -------------------
                                   1997          1996         1997         1996
                                   ----          -----       ------        -----

Return on average equity           11.9%         11.4%        11.9%         9.1%
                                   ====          ====         ====         ====